News Release

Integra Bank Corporation Announces Appointment of Chief Financial Officer

EVANSVILLE, INDIANA – November 19, 2009 – Integra Bank Corporation (Nasdaq Global Market: IBNK) announced today that the Board of Directors appointed Michael B. Carroll as Chief Financial Officer effective December 1, 2009.

“Mike has been actively involved in Integra’s financial management and reporting for several years and has provided strong leadership across multiple business lines,” stated Mike Alley, Chairman and CEO. “He will oversee our accounting, financial and treasury functions leading a seasoned team to complete a smooth transition to the CFO role,” added Alley.

“I am excited about this opportunity and look forward to working with our senior leadership as we continue to execute strategies to strengthen our Company,” stated Carroll. “Having worked in Evansville for 21 years and at Integra for 7 years, I am familiar with the businesses and people in the markets in which we are most successful and the strength of our banking professionals.”

Carroll joined Integra in 2002 and served as Risk Manager until his appointment in 2005 to Controller and Principal Accounting Officer. He is a 1988 graduate of the University of Southern Indiana and a certified public accountant since 1990. A 1995 Leadership Evansville graduate, Carroll is actively involved and serves on the boards of the Historic Newburgh Kiwanis Club, the Newburgh Youth Soccer League, the University of Southern Indiana Accounting Circle and the Evansville Industrial Foundation.

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of September 30, 2009, Integra Bank has $3.3 billion in total assets and operates 74 banking centers and 122 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the effects of the current recession in the markets in which we primarily do business; (2) changes in the interest rate environment that reduce our net interest margin; (3) unanticipated additional loan charge-offs and loan loss provisions; (4) our ability to maintain required capital levels and adequate sources of funding and liquidity; (5) additional declines in value of our investment securities portfolio, including adverse developments affecting the issuers of trust preferred and collateralized securities we hold; (6) changes and trends in capital markets; (7) competitive pressures from other depository institutions that increase our funding costs; (8) unanticipated effects or changes in critical accounting policies and judgments; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect us or the banking industry; (10) our ability to attract and retain key personnel; (11) our ability to fully utilize our deferred tax asset; (12) our ability to maintain security for confidential information in our computer systems and telecommunications network; (13) the effects of our participation in the Capital Purchase Program and possible changes to that program; (14) increases in insurance premiums we pay to the Federal Deposit Insurance Corporation; (15) our ability to comply with the terms of commitments we have made to federal banking authorities; (16) the successful completion of the branch and loan sale transactions announced in September 2009 and other plans to improve our capital ratios; (17) the impact of our decisions to suspend paying cash dividends on common and preferred stock and defer interest payments on our subordinated debt relating to our trust preferred securities (18) damage to our reputation that could result from adverse developments with respect to the foregoing, including our ability to retain customers and attract new ones, our cost of funding and our level of liquidity as well as other factors we describe in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:

Mike Alley, Chairman and CEO — 812-461-5795
Gretchen Dunn, AVP, Shareholder Relations — 812-464-9677

Web site:

http://www.integrabank.com